Comparison of change in value of $10,000 investment in
                           Dreyfus GNMA Fund, Inc. and
                         the Lehman Brothers GNMA Index

EXHIBIT A:

                                                          Lehman
                                 Dreyfus                 Brothers
         PERIOD                    GNMA                    GNMA
                                Fund, Inc.                Index *

         4/30/92                  10,000                  10,000
         4/30/93                  11,079                  11,072
         4/30/94                  11,158                  11,078
         4/30/95                  11,806                  12,029
         4/30/96                  12,763                  13,104
         4/30/97                  13,550                  14,156
         4/30/98                  14,957                  15,571
         4/30/99                  15,431                  16,532
         4/30/00                  15,701                  16,913
         4/30/01                  17,463                  18,977
         4/30/02                  18,934                  20,532


* Source: Lehman Brothers